Town Council
                                                      State Administration
                                                      of
                                                      No.
                                                      of "   "           , 1998
                                                      Deputy Head

                                                      -------------------------













                       STATUTARY AGREEMENT OF ASSOCIATION
                          OF LIMITED LIABILITY COMPANY
                            WITH FOREIGN INVESTMENTS
                                  "EURODONGAS"





                                 Makyivka 1998



The present Statutory Agreement of Association whose purpose is creation of the Limited Liability Company with Foreign Investments "EURODONGAS" is concluded on "17" June 1998 between

(1) "Eurogas Inc." Company, registered on "1" August 1985 under No. CO117160, in the commercial register, in Salt Lace City, Utah, USA located at address: 80 Broad Street Penthouse New York 1004 USA, represented by President Wolfgang Rauball.

and

(2) Limited Liability Company "Makyivs'ke Girs'ke Tovarystvo" (MGT), identification Code 21952070, registered by Girnyts'ki District Executive Committee, Makyivka, on January 22, 1992, located at address: Panchenko Str. 11, Makyivka, Donetski Region, 339004 Ukraine, represented by Director General Ivan Nikonorovich Averkin.

Each of the Parties is referred to in the texts of the present Statutory Agreement of Association and the Articles of Association separately as Founder or Participant and together as Founders or Participants. The Founders of the Company are its primary Participants.

Since the Participants wish to conclude the Statutory Agreement of Association with the purpose of the creation of the Limited Liability Company with Foreign Investments "EURODONGAS",

now they agreed as follows:

                                   ARTICLE 1
                                  DEFINITIONS

The following terms used in the present Statutory Agreement of Association have the following meanings:

1.1. the term "Company" means the Limited Liability Company with Foreign Investments "EURODONGAS";

1.2. the term "Articles of Association" means the Articles of Association of the Limited Liability Company with Foreign Investments "EURODONGAS";

1.3. the term "date of registration" means the date of registration of the Company as a legal entity by competent state agencies of Ukraine;

1.4. the term "Statutory Agreement" means the Statutory Agreement of Association concluded between the Founders of the Company.

                                   ARTICLE 2
                        NAME AND LOCATION OF THE COMPANY

2.1. The Company has:

2.1.1.    Full name:

          - in Ukrainian:     TOBapHCTBO 3 OOMeKeHoIo BiJIIoBiJibHiCTIo 3
                              iHo3Emhhmmh iHBeCTHUiRMH "CBpOJOHra3",

          - in English:       Limited Liability Company with Foreign Investments
                              "EURODONGAS".

2. 1.2.   Short name:

          - in Ukrainian:     TOB "CbpoJoHra3",

          - in English:       LLC "EURODONGAS".

2.2. Location of the Company:

     Panchenko Str. 11, Makyivka, Donetski Region, 339004 Ukraine.

                                   ARTICLE 3
                           LEGAL STATUS, SUBJECT AND
                           OBJECTIVES OF THE COMPANY
                                REGULATORY DEEDS

3.1. The Company is a legal entity established for an indefinite period from the moment of its registration by state agencies for business activity in Ukraine and abroad.

3.2. The Company has own balance, settlement accounts in foreign and national currency and other necessary bank accounts, official seal, other seals and stamps which bear its name, trade marks and other requisites (if exist) that are approved by the Director General.

3.3. The Company disposes its property, may accrue proprietary and non-proprietary interests, bear responsibility, be a plaintiff or a defendant in a court, arbitration court in own name.

3.4. The Founders hereby agreed that the Company has subject and objectives of activity stated in the Article 4 of the Articles of Association.

3.5. The activity of the Company is regulated by the present Statutory Agreement of Association, the Articles of Association and the Laws of Ukraine "On Business Companies", "On Enterprises", other acting laws of Ukraine.

3.6. The Company is entitled to create in Ukraine and abroad subsidiaries, affiliates and branch offices in accordance with laws of Ukraine

3.7. The Company is entitled without restrictions to take decisions relating to its activity.

3.8. The Company bears responsibility on own debts and obligations by own property to which fine may be imposed in accordance with laws of Ukraine. Responsibility of the Participants is limited by their shares in the Authorized Fund.

                                   ARTICLE 4
                   RIGHTS AND OBLIGATIONS OF THE PARTICIPANTS

4.1. The Participants of the Company have right:

4.1.1. to participate personally or through representatives in the Meeting of Participants and in making decisions according to an order of the day;

4.1.2. to participate in the management of the Company in accordance with the Articles of Association;

4.1.3. to obtain dividends declared by the Meeting of Participants for distribution among the Participants in the amount of 70 % (Eurogas) and 30% ( M G T) to the complete compensation of Eurogas investments and in the future in the proportion to the amount of the full paid shares in the Authorized Fund.

4.1.4. to obtain any information as for activity of the Company, in particular from the Board of Directors;

4.1.5. to obtain any information relating to activity of the Company? in particular from the Board of Directors;

4.1.6. to participate in distribution of property of the Company in the case of its liquidation;

4.1.7. to exercise other rights given to them by the present Articles of Association, the Statutory Agreement of Association or acting laws of Ukraine.

4.2. The Participants are obliged:

4.2.1.  to fulfill obligations against the Company;

4.2.2. to refrain from disclosure of confidential information and commercial secrets relating to activity of the Company;

4.2.3. to pay shares obtained in accordance with the Articles of Association and the Statutory Agreement of Association;

4.2.4.  to promote activity of the Company.

                                   ARTICLE 5
                              THE AUTHORIZED FUND,
                           SHARES OF THE PARTICIPANTS

5.1. The Parties agreed to create the Authorized Fund through making contributions by each Participant. The Authorized Fund in amount 30000
     (thirty thousand) grivnas that amounts to                     US dollars at
     the rate of the National Bank of Ukraine (hereinafter referred to as NBU)
                          per 100 US dollars on "  "                 199   is
     created for support of activity of the Company.

5.2. The contribution to the Authorized Fund may be done by the Participants in the form of buildings, constructions, equipment, materials and other tangible assets (or interests in them), securities, other proprietary interests, know-how, foreign and/or national currency investments.

5.3. Shares of the Participants in the Authorized Fund are:

     "Eurogas" possesses 50% (fifty per cent) of the Authorized Fund of the Company that amounts to 15000 (fifteen thousand) grivnas or
                        US dollars at the rate of the NBU
                        per 100 US dollars on "  "            199  ;

     LLC "MGT" possesses 50% (fifty per cent) of the Authorized Fund of the Company that amounts to 15000 (fifteen thousand) grivnas or
                           US dollars at the rate of the NBU
     per 100 US dollars on "  " 199  .

5.4. Each Participant has to make at least 30% (thirty per cent) of contribution at the moment of registration of the Company. The payments are to be confirmed by the bank.

5.5. The Participants are to make their contribution not later than 1 (one) year after the moment of registration of the Company.

5.6. Should any Participant not make his contribution for the period determined in article 5.3. of the present Statutory Agreement of Association, a fine in amount of 10% (ten per cent) of annual indebtedness is imposed to such Participant.

5.7. The Board of Directors issues to every Participant a Certificate verifying that he made his contribution to the Authorized Fund completely. Such Certificate is not a security. Such Certificate verifies membership of a Participant in the Company and his right to participate in management of the Company and his right for obtaining a relevant part of profits in the form of dividends and for participation in distribution of property and proprietary interests in the case of liquidation of the Company.

5.8. During 2 years after registration of the Company none Participant may sell, transfer, cede, dispose in another way or stop holding any shares of the Company at any time which are held by Participant at present or in future, except for cases when consent of other Participants of the Company was obtained.

5.9. In 2 years after registration of the Company every Participant may sell its share to third person at market price provided that such Participant proposed to another Participant the right of prior purchase of the share at market price. In the case of withdrawal of any Participant from the Company a part of the Company's assets is paid to such Participant in proportion to his share. Payment is made after approval of annual account for the year when such withdrawal took place. On demand of Participant and on consent of the Company the contribution may be returned partially or completely in natural form. Assets transferred by Participant to the Company for use are to be returned in the form of property without compensation.

5.10. None Participant may mortgage, debit or pawn in another way share in the Company which he possesses at present or in future without written consent of another Participant of the Company.

5.11. The Company may increase or decrease the Authorized Fund by means of approval of the Meeting of Participants in accordance with acting laws of Ukraine.

5.12. The Authorized Fund may be increased after making contributions completely by all Participants according to their shares. Decision of the Company on increasing the Authorized Fund is valid from the date of making changes thereto in the state register according to laws of Ukraine.

5.13. The Authorized Fund may be decreased provided absence of objections from creditors of the Company. Decision for decreasing the Authorized Fund is valid not earlier than 3 months after the appropriate state registration.

5.14. A relevant part of profits obtained by the Company in current year before withdrawal of Participant from the Company should be paid to the said Participant.

                                   ARTICLE 6
                         MANAGING BODIES OF THE COMPANY

6.1. The highest body of the Company is the Meeting of Participants.

6.2. The executive body of the Company is the Board of Directors which consists of 4 persons and headed by the Director General.

6.3. The Auditing Commission controls the financial and commercial activity of the Company as well as activity of the Board of Directors.

6.4. The order of creation, competence and activity of the managing bodies are determined by the Articles of Association.

                                   ARTICLE 7
                               THE FIRST MEETING

7.1. The First Meeting of the Company is called by the Founders and valid only if Participants are present who own more than 60% (sixty per cent) of the Authorized Fund of the Company.

7.2. The First Meeting takes decision on the following matters:

7.2.1. approval of establishment of the Company;

7.2.2. approval of the Articles of Association of the Company;

7.2.3. approval of appointment of the first managing bodies of the Company;

7.2.4. approval if necessary of agreements concluded by the Founders before the establishment of the Company;

7.2.5. determination of privileges granted to the Founders;

7.2.6  other matters.

                                   ARTICLE 8
                           ALTERATIONS AND ADDITIONS

8.1. The Participants may make alterations to the present Statutory Agreement of Association and/or Articles of Association in accordance with acting laws of Ukraine. None addition, denial or alteration of any provision of the present Articles of Association is valid unless it made in writing and signed by both Participants of their representatives.

8.2. After signing the present Statutory Agreement of Association all preceding correspondence or arrangements connected with this Statutory Agreement of Association become invalid.

8.3. In the case when any Participant changes his address, he has to notify another Participant thereto in writing for 7 (seven) days.

8.4. Expenses of the Participants for registration of EURODONGAS Company are to be compensated by the Company during 1 (one) month from the moment of registration of the Company.

                                   ARTICLE 9
                            CONFIDENTIAL INFORMATION

9.1. The Parties of the present Statutory Agreement of Association, for time being the Participants of the Company and for 5 (five) years after being so, have to keep in secret the information about the Company as well as all confidential information, trade secrets and know-how (both in written and non-written form) given to or taken from another party, its affiliates or by the Company, whose confidential information, trade secrets and know-how may be used only for benefit of the Company, for purposes of the present Articles of Association. Obligation of confidentiality is not spread to information which became available to public or information whose disclosure is required by law or by any provision about exchange of contributions.

9.2. Participants may disclose the information to third parties in the case when they carry out such activity which requires such information and in such amount which is necessary to reach objectives of the Company.

                                   ARTICLE 10
                          FORCE MAJEURE CIRCUMSTANCES

10.1. The Participants may completely or partially be free from fulfillment of provisions of the present Statutory Agreement of Association if such non-fulfillment is caused by force majeure circumstances which are beyond control of the Participants. Such circumstances include: war, revolt, earthquake, flood, acts of God and the similar phenomena.

10.2. Every Participant which refers to the force majeure circumstances is to send without delay a written notification to another Participant.
      In this case, this Participant may demand for a certificate issued by appropriate agency of the country that confirms the said circumstances.

10.3. The Participant who is unable to fulfill his obligations in connection with arising force majeure circumstances has to take all possible measures for the fastest compensation of such non-fulfillment.

10.4. After stopping the said circumstances the Participant has to notify another Participant in writing about such stopping subject to such Participant will be responsible for further non-fulfillment of his obligations after stopping force majeure circumstances.

10.5. In the case of arising force majeure circumstances period of fulfillment of obligations is delayed for the time of the said circumstances or their consequences being in force.

10.6. Starting the force majeure circumstances is to be confirmed by the Chamber of Trade and Industry of Ukraine.

                                   ARTICLE 11
                            SETTLLEMENT OF DISPUTES

11.1. The Participants have to take all possible measures to settle disputes arising from the present Statutory Agreement of Association by means of negotiations.

11.2. Should the Participants not reach consent for 30 (thirty) days from the day of their arising, the disputes are to be transferred for consideration to the International Commercial Arbitration Court at the Chamber of Trade and Industry of Ukraine. The Parties agreed that under consideration and settlement of the disputes Rules of International Commercial Arbitration Court at the Chamber of Trade and Industry of Ukraine will be applied.

11.3. The arbitration court should consist of three arbiters.

11.4. The place of holding the arbitrage is Kiev, Ukraine.

11.5. The official language of arbitration proceedings is Ukrainian.

11.6. The present Statutory Agreement of Association is guided and interpreted in accordance with acting laws of Ukraine. Legal regulations of Ukraine are applicable to all legal relations which arise from the present Statutory Agreement of Association.

                                   ARTICLE 12
                            DURATION AND TERMINATION
                   OF THE STATUTARY AGREEMENT OF ASSOCIATION

12.1. The present Statutory Agreement of Association is valid from the date of its signing by the Participants.

12.2. The present Statutory Agreement of Association is concluded for an indefinite period.

12.3. The present Statutory Agreement of Association may be terminated:

12.3.1. in the case of reaching objective of the Company;

12.3.2. in the case of liquidation, reorganization or bankruptcy of the Company;

12.3.3. on written consent of the Participants;

12.3.4. by written notification sent by any Participant to another Party about termination of the Statutory Agreement of Association not later than 6 months before such termination;

12.3.5. by court decision.

                                   ARTICLE 13
                                    LICENSES

13.1. According to Deposits Code, MGT has a license for mining methane from coalbed deposits at sites Butovs'ka Glyboka No.2, Oktiabrs'ka Glyboka No.3, Chaikino Glyboka No.2.

After Company registration and approval of Investments Commitment Protocol MGT submit to State Geology Committee the documents needed for reregistration of the above mentioned licenses of the Company. After the approval Investments Commitment Protocol becomes the integral part of the Statutory Agreement.

                                   ARTICLE 14
                                OTHER PROVISIONS

14.1. Any additions to the present Statutory Agreement of Association are its integral part.

14.2. Any notification which is required or allowed by the present Statutory Agreement of Association is to be made in writing. Such notifications are considered as made (i) if they were handed personally; (ii) in twenty four hours after sending by fax; (iii) after seven days after sending by messenger mail.
14.3. The present Statutory Agreement of Association is concluded in 6 copies, 3 copies in English and 3 copies in Ukrainian which are of equal legal force.

                                   ARTICLE 15
                           SIGNATURES OF THE FOUNDERS

"Eurogas Inc." Company, registered on "1" August 1985 under No. CO117160, in the commercial register, in Salt Lake City, Utah, USA located at address: 80 Broad Street Penthouse New York 1004 USA, represented by President Wolfgang Rauball.

      President                           /s/ W. Rauball
                                          W. Rauball


Limited Liability Company "Makyivs'ke Girs'ke Tovarystvo" (MGT), identification Code 21952070 registered by Girnyts'ki District Executive Committee, Makyivka, on January 22, 1992, located at address: Panchenko Str. 11, Makyivka, Donetski Region, 339004 Ukraine.

      Director General                    /s/ I.N. Averkin
                                          I.N. Averkin

                                          under letter of attorney
                                          of "  "           1998